UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Caliper Life Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALIPER LIFE SCIENCES, INC.
68 Elm Street
Hopkinton, MA 01748

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Caliper Life Sciences, Inc., a Delaware corporation. The meeting will be held on Tuesday, June 5, 2007 at 10:00 a.m. local time at our office at 68 Elm Street, Hopkinton, MA, for the following purposes:

1.                To re-elect three directors to hold office until the 2010 Annual Meeting of Stockholders.

2.                To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Caliper for its fiscal year ending December 31, 2007.

3.                To approve a proposed amendment to the 1999 Non-Employee Directors’ Equity Incentive Plan, (i) to enable grants of stock awards in the form of restricted stock units (RSUs) to be made to non-employee directors under such Plan, and (ii) to change the annual, non-discretionary awards to be made annually to non-employee directors in office for at least six months to a fixed dollar value, which will be split evenly on a dollar value basis between an award of stock options and an award of RSUs.

4.                To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 18, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Stephen E. Creager
General Counsel and Secretary
Mountain View, California
April 27, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CALIPER LIFE SCIENCES, INC.
68 Elm Street
Hopkinton, MA 01748

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the board of Caliper Life Sciences, Inc. is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, June 5, 2007, at our office located at 68 Elm Street, Hopkinton, MA. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the proxy card for voting by telephone or using the internet.

We intend to mail this proxy statement and accompanying proxy card on or about April 27, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 18, 2007 will be entitled to vote at the annual meeting. On this record date, there were 47,194,272 shares of common stock outstanding and entitled to vote.

Stockholders of Record:   Shares Registered in Your Name

If, on April 18, 2007, your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or follow the instructions on the proxy card for voting by telephone or using the internet to ensure your vote is counted.

Beneficial Owner:   Shares Registered in the Name of a Broker or Bank

If, on April 18, 2007, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•       Election of three current directors to serve new three-year terms on our board.

•       Ratification of Ernst & Young LLP as the independent registered public accounting firm for our fiscal year ending December 31, 2007.

•       Approval of an amendment to the 1999 Non-Employee Directors’ Equity Incentive Plan (i) to enable grants of stock awards in the form of restricted stock units (RSUs) to be made to non-employee directors under such Plan, and (ii) to change the annual non-discretionary awards to be made to non-employee directors who have been in office at least six (6) months to a fixed dollar value, which will be split evenly on a dollar value basis between an award of stock options and an award of RSUs. Upon approval of the foregoing amendment to the Plan, changes to the annual cash compensation paid to non-employee directors which were approved by the board on February 27, 2007 shall also become effective.

How do I vote?

You may either vote “For” all the nominees to the board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against,” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record:   Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•       To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•       To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Alternatively, you can also vote by telephone or using the internet by following the instructions on the proxy card. If you return your signed proxy card to us or vote by telephone or the internet before the annual meeting, we will vote your shares as you direct.

Beneficial Owner:   Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Caliper. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 18, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the ratification of Ernst & Young LLP as the independent registered public accounting firm of Caliper for its fiscal year ending December 31, 2007, and “For” the amendment of the 1999 Non-Employee Directors’ Equity Incentive Plan. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•       You may submit another properly completed proxy card with a later date.

•       You may send a written notice that you are revoking your proxy to Caliper’s Corporate Secretary at Caliper Life Sciences, Inc., 605 Fairchild Drive, Mountain View, CA 94043.

•       You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To include a proposal in next year’s proxy materials, your proposal must be submitted in writing within a reasonable time before we begin to print and mail our proxy materials, and in no event later than December 28, 2007, addressed to Caliper’s Corporate Secretary at Caliper Life Sciences, Inc., 605 Fairchild Drive, Mountain View, CA 94043. If you wish to bring matters or propose nominees for director at our 2008 annual meeting of stockholders, you must provide specified information to us between February 5, 2008 and March 7, 2008 unless the date of our 2008 annual meeting of stockholders is before May 6, 2008 or after July 5, 2008, in which case such proposals shall be submitted no earlier than 120 days prior to the 2008 annual meeting, and no later than the later of (i) 90 days before the 2008 annual meeting of stockholders, or (ii) 10 days after notice of the date of the 2008 annual meeting is publicly given. Proposals received outside these dates will not be voted on at the annual meeting. If a proposal is received in a timely manner, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against”

votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•       For the election of directors, the three nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•       To be approved, Proposal No. 2, the ratification of Ernst & Young LLP as the independent registered public accounting firm for our fiscal year ending December 31, 2007, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•       To be approved, Proposal No. 3, the approval of an amendment to the 1999 Non-Employee Directors’ Equity Incentive Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date of April 18, 2007, there were 47,194,272 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

The Caliper board is divided into three classes. Each class consists of one-third of the total number of directors, and each class has a three-year term. Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified, unless the elected director is placed in a different class by a vote of the board. This includes vacancies created by an increase in the number of directors. On February 27, 2007, the board nominated Van Billet, Robert C. Bishop, Ph.D. and David V. Milligan, Ph.D. for election at the Annual Meeting.

The board presently has nine members. There are three directors in the class whose term of office expires in 2007. If elected at the annual meeting, all of these nominees would serve until the 2010 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal, unless the elected director is placed in a different class by a vote of the board. It is Caliper’s policy to encourage directors and nominees for director to attend the annual meeting. One of the company’s seven directors then in office attended the 2006 Annual Meeting of Stockholders in person and six attended via telephone.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executive proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve on the board if elected.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT
THE 2010 ANNUAL MEETING

Van Billet, age 52, has been a director since March 2004. Mr. Billet has served as Vice President and Chief Financial Officer of The Berwind Company LLC, a privately held diversified holding company, since May 2002. From May 2001 to April 2002, Mr. Billet was a corporate consultant. From June 2000 to April 2001, Mr. Billet was an executive at Hercules, Inc., a specialty chemical company, and was named Senior Vice President and CFO of Hercules in November 2000. From 1999 through 2000, he served as Vice President and CFO of PJM Interconnection, LLC, an electric power pooling company. From 1987 to 1999, Mr. Billet served in various capacities at Lyondell Chemical Company (formerly ARCO Chemical Company), a chemical manufacturing company, including most recently as Vice President of Finance. Mr. Billet received a B.S. in accounting and business administration from LaSalle University, a J.D. from Suffolk University Law School, and a legal Masters Degree in tax from Temple University Law School.

Robert C. Bishop, Ph.D., age 64, has been a director since April 2002. Dr. Bishop has served as President and Chief Executive Officer of AutoImmune Inc., a biopharmaceutical company, since May 1992 and has been the Chairman of AutoImmune’s board since May 1999. From 1986 to 1992, Dr. Bishop held senior management positions at Allergan, Inc., an ophthalmic pharmaceutical/medical device company. From 1976 through 1986, Dr. Bishop was an executive of American Hospital Supply Corporation. Dr. Bishop is a director of Millipore Corporation and Optobionics Corporation. Dr. Bishop is a member of the Board of Managers/Trustees for the MFS/Sun Life Series Trust and Compass Accounts advised by

MFS Investment Management. Dr. Bishop received his B.A. degree in psychology and a Ph.D. in biochemistry from the University of Southern California, and his M.B.A. from the University of Miami.

David V. Milligan, Ph.D., age 66, has been a director since October 1996. He was the Chairman of the Board until July 2002 and is currently Vice-Chairman. He has been a Vice President and Special Limited Partner of Bay City Capital, a merchant bank, since 1997. From 1979 to 1996, Dr. Milligan served in a variety of management positions at Abbott Laboratories, Inc., a healthcare products company. During his career at Abbott Laboratories he led both the diagnostic products and pharmaceutical products research and development organizations and was Senior Vice President and Chief Scientific Officer when he retired at the end of 1996. Dr. Milligan is currently a director of Reliant Pharmaceuticals and Pathway Diagnostics. He is a member of the Chemistry Department Advisory Board of Princeton University as well as the Chemical Sciences Leadership Council of the University of Illinois at Urbana-Champaign. Dr. Milligan holds an A.B. in chemistry from Princeton University and M.S. and Ph.D. degrees in organic chemistry from the University of Illinois.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING

Allan L. Comstock, age 63, has been a director since September 2005. Mr. Comstock joined Atlantic Richfield Company (ARCO) in 1970 and was Vice President and Controller of ARCO from 1993 until his retirement in 2000. Prior to 1993, he held numerous financial and accounting positions, including Manager of Operations Analysis for ARCO Products Company, General Auditor for ARCO, and Vice President of Planning & Control for ARCO Chemical Company. Mr. Comstock holds a B.S. in accounting and an M.B.A. from Southern Illinois University.

Michael R. Eisenson, age 51, was elected as a member of the board on August 9, 2006, following the acquisition of Xenogen Corporation. He is currently Managing Director and CEO of Charlesbank Capital Partners. Prior to co-founding Charlesbank Capital Partners in July 1998, Mr. Eisenson was the President of Harvard Private Capital Group, and was Managing Director of its predecessor organization from 1986 to 1991.  Before joining Harvard, Mr. Eisenson was with The Boston Consulting Group, a corporate strategy consulting firm. Mr. Eisenson is a director of Animal Health International, Inc., Playtex Products, Inc., and United Auto Group, Inc. Mr. Eisenson also is a member of the Executive Committee of the Dana-Farber Cancer Institute and the Berklee College of Music Board of Trustees. He is also a founding member of Horizons for Homeless Children. Mr. Eisenson holds a B.A. in economics from Williams College and a J.D. and an M.B.A. from Yale University.

Daniel L. Kisner, M.D., age 60, has been a director since March 1999 and has served as Chairman of the Board since July 2002. He is currently a partner at Aberdare Ventures, a venture capital firm investing in early stage healthcare companies. Dr. Kisner served as Caliper’s President and Chief Executive Officer from February 1999 to July 2002 before being elected Chairman of the Board in July 2002. From May 1994 to January 1999, Dr. Kisner served as a President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biotechnology company. From February 1993 to May 1994, Dr. Kisner served as Executive Vice President and Chief Operating Officer of Isis Pharmaceuticals, and from March 1991 to February 1993, he served as Executive Vice President and was responsible for business and product development and manufacturing. From December 1988 to March 1991, Dr. Kisner served as Division Vice President of Pharmaceutical Development for Abbott Laboratories. Dr. Kisner is certified by the American Board of Internal Medicine and certified in Medical Oncology. Dr. Kisner holds a B.A. from Rutgers University and an M.D. from Georgetown University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING

Kathryn Tunstall, age 56, has been a director since February 2004. Ms. Tunstall is Chairman of the Board of Conceptus, Inc., a medical technology company. She served as President and CEO of Conceptus from July 1993 through December 1999. From 1990 to 1993, Ms. Tunstall served as President of the Edwards Less Invasive Surgery Division of Baxter International. From 1974 to 1986, Ms. Tunstall served in a variety of management positions in finance, operations and marketing for divisions of American Hospital Supply, a public manufacturer and distributor of healthcare products. Ms. Tunstall holds a B.A. in Economics with business emphasis from the University of California at Santa Barbara.

E. Kevin Hrusovsky, age 45, was appointed President and CEO of Caliper immediately following the acquisition of Zymark Corporation by Caliper in July 2003. Prior to the acquisition, Mr. Hrusovsky had served as President and CEO of Zymark since 1996. From 1992 to 1996, Mr. Hrusovsky was Director of International Business, Agricultural Chemical Division, and President of the Pharmaceutical Division for FMC Corporation, a diversified holding company.  From 1983 to 1992, Mr. Hrusovsky held several management positions at E.I. DuPont de Nemours, including North American Sales and Marketing Head, Teflon. Mr. Hrusovsky served as a director of Xenogen Corporation from June 2005 until its acquisition by Caliper in August 2006. He serves as a board member of the Association for Laboratory Automation and

Boston Children’s Hospital. He received his B.S. in mechanical engineering from Ohio State University, an M.B.A. from Ohio University, and an honorary doctorate from Framingham State College.

David W. Carter, age 68, was elected as a member of the board on August 9, 2006, following the acquisition of Xenogen Corporation. Mr. Carter currently serves as President of DaCart, Inc., which he co-founded in 2006. Previously, Mr. Carter had served as Chairman of the Board of Xenogen since November 1997, and as Xenogen’s Chief Executive Officer since April 2003. From January 1998 to April 2003, he served as Xenogen’ Co-Chief Executive Officer, and from May 1997 to November 1997, Mr. Carter was a consultant to Xenogen. From 1991 to May 1997, he served as Chairman of the Board, President and Chief Executive Officer of Somatix Therapy Corporation, a publicly-held gene therapy company, which merged with Cell Genesys, Inc, in 1997. Mr. Carter is a director of Cell Genesys, Inc. and ImmunoGen, Inc. Mr. Carter received a B.A. in history and an M.B.A. from Indiana University.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following are our executive officers and key employees, together with their ages and biographical information, as of March 31, 2007:

For the biographical information with respect to E. Kevin Hrusovsky, Caliper’s President and Chief Executive Officer, see “Directors Continuing in Office Until the 2009 Annual Meeting.”

Bruce J. Bal, 48, currently serves as Senior Vice President, Operations, and was appointed to the position of Vice President, Operations and Aftermarket Businesses following the acquisition of Zymark. Mr. Bal joined Zymark in 1997 as Vice President of R&D and Operations. He previously worked at FMC Corporation, a diversified holding company, as Director of Operations in the Biotechnology Division. He has also held a wide range of management positions in his 13 years at E.I. DuPont de Nemours and was general manager of United States Pollution Control, Inc. Mr. Bal received a B.S. in chemical engineering from the University of Wisconsin and an M.B.A. from Loyola University, Louisiana.

Enrique Bernal, 68, was appointed to the position of Vice President, Instrument R&D following the acquisition of Zymark. Mr. Bernal joined Zymark in February 1999, prior to which he worked at Galileo Corporation of Sturbridge, Massachusetts, a developer and manufacturer of electron multipliers and optical fiber products as the Director, Engineering and Product Development. Previously, he had spent 29 years at Honeywell Inc., most recently as the Director of Engineering. He received a B.S. in physics from the College of St. Thomas, and a Masters in physics from the University of Minnesota.

Paula J. Cassidy, 38, was appointed Vice President, Human Resources in November 2005. Ms. Cassidy was previously Vice President, Human Resources at Virtusa Corp., a global provider of software development and related IT services. Prior to joining Virtusa Corp. in 2003, Ms. Cassidy was Vice President, Human Resources with Innoveda, Inc., a publicly-traded provider of software and services for the electronic design automation industry. Prior to Innoveda, Ms. Cassidy was Vice President, Human Resources for a wholly-owned subsidiary of Synopsys, Inc., from 1997 to 1998. Ms. Cassidy held various management positions at Viewlogic Systems, Inc., from 1990 to 1997. Ms. Cassidy holds a B.A. in sociology from St. Anselm College.

Andrea W. Chow, Ph.D., 49, was appointed to the position of Vice President, Microfluidics R&D, in December 2003. Prior to that, she held the position of Senior Director of Microfluidics. Before joining the company in 1997, Dr. Chow conducted research at the Lockheed Palo Alto Research Laboratories and SRI International, and completed a postdoctoral fellowship at the University of Bristol in the United Kingdom. Dr. Chow received a B.S. degree in chemical engineering from the University of Southern California, and M.S. and Ph.D. degrees in chemical engineering from Stanford University.

Stephen E. Creager, 53, currently serves as Senior Vice President, General Counsel and Secretary. Mr. Creager joined the company in October 2002 as Associate General Counsel, and was appointed to the position of Vice President, General Counsel and Secretary following the acquisition of Zymark. Previously, Mr. Creager was Vice President of Business Development for Tyco Electronics, an operating unit of Tyco International involved in the development and manufacture of electronic components. Prior to taking on these business development responsibilities at Tyco Electronics, Mr. Creager served as the General Counsel of Tyco Electronics. Prior to that, Mr. Creager served as Associate General Counsel of Raychem Corporation, a manufacturer of electronic components, from November 1993 until August 1999, when Raychem was acquired by Tyco Electronics. Prior to his experience at Raychem, Mr. Creager was in private legal practice for nine years. Mr. Creager received a B.A. degree from The Evergreen State College, and a Masters of Philosophy degree in economics and a J.D. degree from Yale University.

John S. DelliSanti, 42, joined the company as Executive Vice President and Chief Commercial Officer in March 2007. Prior to joining Caliper, Mr. DelliSanti served as the Vice President and General Manager of Americas Commercial Operations at Invitrogen Corporation from 2005 to 2006. In addition to serving as an executive at Invitrogen Corporation, Mr. DelliSanti held several positions at Accelrys, a leading chemistry software and informatics company from 1992 to 2004. Mr. DelliSanti began his professional career at Wyeth Pharmaceuticals before joining Hitachi Instruments. He earned an M.B.A and a B.S. in chemistry from Fordham University.

Thomas T. Higgins, 55, joined the company in January 2005 as Executive Vice President and Chief Financial Officer. Previously, Mr. Higgins was Executive Vice President, Operations and Chief Financial Officer at V.I. Technologies, Inc. (now Panacos Pharmaceuticals, Inc.), a biotechnology company developing novel anti-infective technologies. Prior to joining V.I. Technologies in 1998, Mr. Higgins had been with Cabot Corporation, a global specialty chemicals company, since 1985, where he held various senior operations and finance positions during his tenure. In his last position, he served as Executive Vice President of Cabot’s LNG operations, and prior to that was responsible for Cabot’s Asia Pacific carbon black operations. He also served in other senior management roles for Cabot’s Asia business. Before joining Cabot, Mr. Higgins was with PricewaterhouseCoopers. Mr. Higgins holds a B.B.A from Boston University.

William C. Kruka, 46, who currently serves as Senior Vice President, Corporate Development, joined the company in 2002 as Vice President, Business Development. Previously, Mr. Kruka was Senior Manager of Business Development with Applied Biosystems Group, an Applera Corporation business, a life sciences tool provider. Prior to Applied Biosystems, Mr. Kruka held a number of business development, sales, marketing and administration positions with Applera and its predecessors, PE Corporation and The Perkin-Elmer Corporation from 1983 to 2002.

David M. Manyak, Ph.D., 54, joined the company in 2005 as Executive Vice President, Drug Discovery Services. Previously, Dr. Manyak was Chief Executive Officer of NovaScreen Biosciences Corporation from 1993 until its acquisition by Caliper in October 2005. Prior to that, Dr. Manyak was a biotechnology industry consultant and was co-founder and former Director of GeneMedicine Inc., a gene therapy company. He was previously employed by Merrill Lynch & Co. from 1985 to 1990 as Vice President, Senior Biotechnology Industry Analyst and held a similar position with Value Line Inc. from 1983 to 1985. Dr. Manyak holds a B.A. from Brown University and a Ph.D. in zoology/biochemistry from Duke University.

Peter F. McAree, 42, was appointed to the position of Vice President, Finance following the acquisition of Zymark. Mr. McAree joined Zymark as Chief Financial Officer in May 2001 after serving in the same capacity as an independent consultant since November 2000. From January 2000 through November 2000, Mr. McAree served as Chief Financial Officer of Iconomy.com, Inc., a commerce solutions provider. From January 1999 through December 1999, Mr. McAree was an independent consultant. From January 1997 through December 1998, Mr. McAree served as Executive Vice President and Vice President, Finance at Elcom International, Inc., a commercial distributor of personal computers, and as President of its electronic commerce software business. Prior to joining Elcom, Mr. McAree was Chief Financial Officer of Geerlings & Wade, Inc., a direct marketer of wine, from 1995 through 1996. Mr. McAree began his career with Arthur Andersen, where he held various positions, most recently as Senior Manager in 1995. He received his B.S. in accountancy from Bentley College, and is a licensed Certified Public Accountant in Massachusetts.

Bradley W. Rice, Ph.D., 47, currently services as Vice President, Biophotonic Imaging R&D. Dr. Rice served as the Chief Technical Officer and Vice President of Xenogen from January 2005 until its acquisition by Caliper in August 2006. From 1999 through 2004, he served as Senior Director of Imaging R&D. Prior to joining Xenogen, Dr. Rice worked for 15 years as a scientist at Lawrence Livermore National Laboratory developing optical diagnostic instrumentation in the magnetic fusion energy program. Dr. Rice received his B.A. in physics from Colorado College, M.S. in electrical engineering from the University of Wisconsin-Madison, and his Ph.D. in applied science from the University of California-Davis.

Mark T. Roskey, Ph.D., 47, currently serves as Vice President, Applied Biology and Reagents, and was appointed to the position of Vice President, Worldwide Marketing following the acquisition of Zymark in 2003, where he had held this role since he joined Zymark in December 2001. Prior to that, Dr. Roskey worked for six years at Applied Biosystems, a life sciences company, where he served as Director of Marketing. Dr. Roskey holds a B.S. in biology from Framingham State College, a Ph.D. in microbiology from the University of Notre Dame and completed a postdoctoral fellowship in molecular immunobiology at the Harvard Medical School.

Jean-Louis Rufener, 61, currently serves as Senior Vice President, Sales and Marketing, and had previously served as Vice President, Worldwide Sales and Marketing since November 2006. Prior to that, he served as Vice President, International Operations following the acquisition of Zymark by Caliper in 2003, a position he had held with Zymark since 1999. Prior to 1999, Mr. Rufener served in senior management roles at other life sciences companies, including as President of Scitec Automation and President of Tecan Corporation. Mr. Rufener holds a degree in chemical engineering from the Institute of Technology, Canton Bern, Switzerland.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board must qualify as “independent,” as affirmatively determined by the board. The board consults with our legal counsel to ensure that the board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the board affirmatively has determined that Van Billet, Robert C. Bishop, David W. Carter, Allan L. Comstock, Michael R. Eisenson, David V. Milligan and Kathryn A. Tunstall are independent directors within the meaning of the applicable Nasdaq listing standards.

MEETINGS OF THE BOARD OF DIRECTORS

The board met eight times during fiscal year 2006. Each board member attended 75% or more of the aggregate number of the meetings of the board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, in fiscal year 2006, the independent directors met regularly in scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2006 for each of the board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Van Billet	X		X		X
Kathryn A. Tunstall			X	*
Robert C. Bishop	X		X		X	*
Allan L. Comstock	X	*
David W. Carter					X
Michael R. Eisenson			X
Total meetings in 2006	5		3		1

*                    Denotes current committee chairperson

Below is a description of each committee of the board. The board has determined that each member of each committee meets the applicable rules and regulations regarding “independence,” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the company.

AUDIT COMMITTEE

The Audit Committee of the board oversees our corporate accounting and financial reporting process. In this role, the Audit Committee performs several functions, including evaluating the performance of and assessing the qualifications of the independent auditors; determining and approving the engagement of the independent auditors; determining whether to retain or terminate the existing independent auditors and to appoint and engage new independent auditors; reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services; monitoring the rotation of partners of the independent auditors on our audit engagement team as required by law; conferring with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; reviewing and approving any related person transactions; reviewing, prior to announcement, company press releases disclosing financial results; establishing procedures, as required under applicable law, for the receipt, retention and treatment of any complaints received by us regarding accounting, internal accounting controls and auditing matters, and any confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviewing the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and discussing with management and the independent auditors the results of the annual audit and the results of Caliper’s quarterly financial statements. The Audit Committee met five times during fiscal year 2006. The Audit Committee has adopted a written Audit Committee Charter, a copy of which can be found on Caliper’s corporate website at www.caliperLS.com under “Investors.”

The board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). Mr. Comstock serves as the Audit Committee Chairperson. The board made a qualitative assessment of Mr. Comstock’s level of knowledge and experience based on a number of factors, including his formal education and his past experience as a financial executive, and has designated him as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee of the board for the fiscal year ended December 31, 2006 consisted of Dr. Bishop, Mr. Billet and Mr. Comstock, with Mr. Comstock serving as Chairperson. All members of the company’s Audit Committee are independent (as independence is defined in the Nasdaq listing standards).

The Audit Committee oversees the company’s financial reporting process on behalf of the board. The company’s management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls and procedures.

In addition, the Audit Committee is responsible for reviewing, approving and managing the engagement of the independent auditors, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the Audit Committee deems appropriate, including the independent auditors’ accountability to the board and the Audit Committee. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality as well as the acceptability of the company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the company’s independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without the company’s management present, to discuss the results of the auditors’ examinations, their evaluation of the company’s internal controls and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions with the company’s independent auditors referred to above, the Audit Committee recommended to the board, and the board has approved, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC. The Audit Committee has also retained, subject to stockholder ratification described in Proposal 2, Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

AUDIT COMMITTEE
Allan L. Comstock (Chair)
Robert C. Bishop, Ph.D.
Van Billet

(1)          The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the company under the 1933 or 1934 Act.

COMPENSATION COMMITTEE

The purpose of the Compensation Committee of the board is to implement a philosophy of overall compensation of the company’s directors, officers and employees that is consistent with the company’s goals and objectives. The Committee’s responsibilities include, among others, making recommendations to the board in connection with the board discharging its responsibilities regarding the compensation of the company’s directors and senior management; assisting the board in establishing appropriate incentive compensation and equity-based plans and overseeing the administration of such plans; overseeing the annual process of evaluation of the performance of the company’s senior management; and performing such other duties and responsibilities as are enumerated in and consistent with the Charter of the Compensation Committee.

The Compensation Committee met three times during fiscal year 2006. The Compensation Committee has adopted a written Compensation Committee Charter, a copy of which can be found on the company’s corporate website at www.caliperLS.com under “Investors.”

As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the Committee.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other senior management, is included below in the section entitled “Compensation Discussion and Analysis.” In addition, as noted below, the Compensation Committee has retained Watson Wyatt as a consultant to assist in evaluating the competitiveness of the company’s executive compensation practices. Watson Wyatt does not provide any services to the company other than compensation consulting services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, Ms. Tunstall, Mr. Billet, Dr. Bishop, and Mr. Eisenson served as members of the Compensation Committee of our board. No member of the Compensation Committee was or has ever been an officer or employee of Caliper or its subsidiaries. No member of the Compensation Committee or our board serves as an executive officer of any other entity that has one or more of our executive officers serving as a member of the board or compensation committee of the other entity.

COMPENSATION COMMITTEE REPORT(2)

The Compensation Committee has reviewed and discussed with Caliper’s management, the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the board that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

COMPENSATION COMMITTEE
Kathryn A. Tunstall (Chair)
Van Billet
Robert C. Bishop, Ph.D.
Michael R. Eisenson

(2)          The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the company under the 1933 Act or 1934 Act.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the board is responsible for identifying, reviewing and evaluating qualified candidates to serve as directors of the company, establishing criteria for membership on the board, recommending to the board candidates for election to the board, including the reelection of current directors to the board, making recommendations to the board regarding the membership of the committees of the board, assessing the performance of the board, including the committees of the board, and overseeing all aspects of the company’s corporate governance functions. The Nominating and Corporate Governance Committee charter can be found on the company’s corporate website at www.caliperLS.com under “Investors.” All members of the Nominating and Corporate Governance Committee are independent, as independence is currently defined in the Nasdaq listing standards. The Nominating and Corporate Governance Committee met once during fiscal year 2006.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Committee also considers such factors as possessing relevant expertise in the life sciences industry in order to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the company’s stockholders. The Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board, the operating requirements of the company, and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity and depth of experience, skills, and such other factors as it deems appropriate, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors’ overall service to the company during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships or transactions that might impair such directors’ independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. In conducting a search for a new director candidate, the Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The Committee then meets to discuss and consider such candidates’ qualifications and selects a nominee for recommendation to the board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of the company’s voting stock. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the board may do so by delivering a written recommendation addressed to the company’s Corporate Secretary at the following address: Caliper Life Sciences, Inc., 605 Fairchild Drive, Mountain View, CA 94043. The Secretary will then forward the communication to the Nominating and Corporate Governance Committee. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, and a representation that the nominating stockholder is a beneficial or record owner of the company’s common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee, and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our board has adopted a formal process by which stockholders may communicate with the board or any of its directors. This information is available on our website at www.caliperLS.com under “Investors.” Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of our Corporate Secretary at the following address: Caliper Life Sciences, Inc., 605 Fairchild Drive, Mountain View, CA 94043. Each communication should include the name and address of the Caliper stockholder on whose behalf the communication is sent, and the number of our shares that are beneficially owned by such stockholder as of the date of the communication. Each communication will be reviewed by the Corporate Secretary to determine whether it is appropriate for presentation to the board or such director. Communications determined by the Corporate Secretary to be appropriate for communication to the board or such director, will be submitted to the board or such director on a periodic basis.

CODE OF BUSINESS CONDUCT AND ETHICS

Caliper has adopted the Caliper Life Sciences, Inc. Code of Business Conduct and Ethics, which applies to all officers, directors and employees of the company. The Code of Business Conduct and Ethics is available on Caliper’s website at www.caliperLS.com under “Investors.” If Caliper makes any substantive amendments to the Code of Business Conduct and Ethics, or grants any waiver from a provision of the Code to any executive officer or director, Caliper will promptly file a form 8-K disclosing the nature of the amendment or waiver, unless disclosure of such amendments or waivers is then permitted to be disclosed by posting the information on its website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In February 2007, the Audit Committee of the board selected Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the 2007 annual meeting. Ernst & Young LLP has audited our financial statements since December 31, 1996. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to stockholder questions.

Neither Caliper’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm. However, the Audit Committee of the board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the board, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRE-APPROVAL POLICIES AND PROCEDURES

Caliper’s Audit Committee pre-approves all audit and permissible non-audit services provided by its independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging Caliper’s independent auditors to render an audit or permissible non-audit service, the Audit Committee specifically approves the engagement of Caliper’s independent auditors to render that service. Accordingly, Caliper does not engage its independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of Ernst & Young LLP to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to Caliper for fiscal years ended December 31, 2006 and December 31, 2005, by Ernst & Young LLP, Caliper’s independent registered public accounting firm.

	Fiscal Year Ended
	2006	2005
	(in thousands)
Audit Fees	$1,103	$934
Audit-related Fees	—	—
Tax Fees	83	88
All Other Fees	—	—
Total Fees	$1,186	$1,022

Audit Fees.   Consists of fees billed for professional services rendered for the audit of Caliper’s financial statements and review of the interim financial statements included in quarterly reports, Section 404 attest services, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Caliper’s financial statements and are not reported under “Audit Fees.”

Tax Fees.   Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees.   Consists of fees for products and services other than the services described above.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

All fees for services rendered in 2006 described above were approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO THE 1999 NON-EMPLOYEE DIRECTORS’ EQUITY
INCENTIVE PLAN

In October 1999, our board adopted the 1999 Non-Employee Directors’ Equity Incentive Plan (the “Directors’ Plan”), and our stockholders approved the Directors’ Plan in November 1999. As of March 31, 2007 a total of 801,917 shares of our common stock has been reserved for issuance under the Directors’ Plan, including shares represented by outstanding options to purchase 212,800 shares and 7,000 shares that have been issued pursuant to the exercise of options. The Directors’ Plan presently provides for the automatic grant to our non-employee directors of options to purchase shares of our common stock. Currently, each person who is first elected or appointed as a non-employee director will automatically receive an option for 25,000 shares, which vests ratably on a monthly basis over the four-year period following the date of grant. In addition, on the day after each of our annual stockholder meetings, each non-employee director will receive another option grant if the recipient has been a non-employee director for at least the prior six months. The annual grant currently is an option to purchase 14,000 shares for the chairman of the board and an option to purchase 7,000 shares for the other non-employee directors. These automatic annual grants vest 100% on the date which is 12 months after the date of grant. The Directors’ Plan will terminate in September 30, 2009. Seven members of our board are currently eligible to receive stock option grants under the Directors’ Plan.

Proposed Directors’ Plan, As Amended

In January 2007, Caliper engaged Watson Wyatt, a global consulting firm focused on human capital, to assist our management and the Compensation Committee of the board in their analysis of competitive market compensation levels and practices for non-employee directors. Watson Wyatt does not provide any services to Caliper other than compensation consulting services. For its analysis of non-employee director compensation, Watson Wyatt referenced the most recent proxy filings from relevant peer group companies and from other companies with similar annual revenues within the pharmaceutical and medical products industry. Additionally, Watson Wyatt analyzed pertinent data from nationally recognized public surveys of director compensation. Watson Wyatt’s report and analyses were reviewed with management and the Compensation Committee. The Compensation Committee then presented Watson Wyatt’s findings and recommendations regarding the total equity and cash compensation paid to our non-employee directors to the board for its review and approval.

In February 2007, the board approved the recommendations of the Compensation Committee to adjust the non-employee directors’ compensation, and authorized our management to submit the equity portion of the proposed adjustments to the non-employee directors’ compensation for approval by our stockholders at the 2007 Annual Meeting of Stockholders in order to comply with the listing rules of the Nasdaq Global Market. Approval of this Proposal 3 will have the effect of approving amendments to the Directors’ Plan, effective as of the completion of the annual meeting, which will:

•       enable the issuance under the Directors’ Plan of stock awards in the form of restricted stock units (RSUs), in addition to options, which are presently the only type of equity award available for grant under the Directors’ Plan; and

•       amend those provisions of the Directors’ Plan that set forth the automatic equity compensation payable to non-employee directors on an annual basis, so that such automatic annual equity grants will include RSUs as well as options, as more fully described below.

If this Proposal 3 is approved, the annual automatic grants to non-employee directors (other than any non-employee director who serves as Chairman of the Board) under the Directors’ Plan would increase from an option to purchase 7,000 shares annually to a grant of $35,000 in equity value on an annual basis, where one half of such total value will be granted in the form of RSUs (based on the value of our stock on the date of such grant) and one half of such total value will be granted in the form of an option to purchase a designated number of shares (based on the value of such option under the fair value pricing model used by the company for financial reporting purposes). For any non-employee director who also serves as Chairman of the Board, if this proposal is approved, the annual automatic grant to that non-employee director under the Directors’ Plan would increase from an option to purchase 14,000 shares annually to a grant of $50,000 in equity value on an annual basis, which total value will also be split evenly between RSUs and options in the same manner as explained above. If this proposal is approved, however, the provisions of the amended Directors’ Plan will not apply to our current Chairman of the Board, Dr. Daniel Kisner, because Dr. Kisner serves as Caliper’s Chairman under an employment agreement with Caliper, the terms of which are described under “Executive Compensation—Director Compensation.” The proposed amendment of the Directors’ Plan will not change the current one-year vesting period for annual equity grants to non-employee directors or the current initial equity grant to new non-employee directors of an option to purchase 25,000 shares, which will continue to vest over a four-year period.

The following table presents the amount of benefit that our directors, as a group, will be entitled to receive pursuant to the proposed amendment of the Directors’ Plan:

	New Plan Benefits Under Proposed Amendment to Directors’ Plan
	Aggregate Annual Dollar Value $	Number of Units
Non-employee director group (7)	$245,000	Not applicable	(1)

(1)          The awards represented by the dollar value stated in the first column will be divided equally on a dollar value basis between option awards and RSUs.

The amount of equity compensation awarded or paid to each of our directors during 2006 is shown under “Director Compensation” on page 43.

The complete text of the Directors’ Plan, as proposed to be amended, is attached to this proxy statement as Attachment A.

Contingent Change in Directors’ Cash Compensation

Although not subject to stockholder approval, the board has also approved, contingent upon stockholder approval of the proposal to amend the Directors’ Plan discussed above, certain changes to the cash compensation to be paid to non-employee directors. These contingent changes to the cash consideration to be paid to non-employee directors are as follows:

•       Elimination of payments of $2,500 for in-person and $1,000 for telephonic board meetings;

•       An increase in the non-employee director annual retainer to $40,000 from $15,000, to offset the elimination of per-meeting fees;

•       An increase in the additional annual retainers for committee membership as follows:

•        Audit Committee Chairperson—to $10,000 from $5,000;

•        Audit Committee members—to $4,000 from $3,000;

•        Chairs of the Compensation and Nominating and Corporate Governance Committees—to $5,000 from $2,500; and

•        Other members of the Compensation and Nominating and Corporate Governance Committees—to $2,000 from $1,000.

Reason for Changes in Directors’ Compensation; Required Vote for Approval

The board approved the changes to the cash and equity compensation to be paid to our non-employee directors described above so that we can continue to attract, motivate, and retain non-employee directors. Recent developments in corporate governance requirements have also substantially increased the time commitment for non-employee directors.

Stockholders are requested in this Proposal 3 to approve the amendments to the Directors’ Plan to allow the company to grant RSUs to non-employee directors. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Directors’ Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

General Features of the Directors’ Plan

The material features of the Directors’ Plan are outlined below:

General

The Directors’ Plan presently provides for the automatic grant of nonstatutory stock options to our non-employee directors. Options granted under the Directors’ Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended. If Proposal 3 is approved, our non-employee directors will also receive grants of RSUs under which non-employee directors will receive delivery of a designated number of shares of our common stock on the specified vesting date for such award, and which will be made by the Company as part of the non-discretionary annual grant under the Directors’ Plan. See “Federal Income Tax Information” below for a discussion of the tax treatment of nonstatutory stock options and RSUs.

Purpose

The board adopted the Directors’ Plan to provide a means by which our non-employee directors may be given an opportunity to purchase stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success. All of our current non-employee directors will continue to be eligible to participate in the Directors’ Plan if the Directors’ Plan, as proposed to be amended by this Proposal 3, is approved by the stockholders.

Administration

The board administers the Directors’ Plan. The board has the power to construe and interpret the Directors’ Plan, but not to determine the persons to whom or the dates on which equity awards under the Directors’ Plan will be granted, the number of shares to be subject to each equity award, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, or the type of consideration required to be paid upon exercise of an option.

Stock Subject to the Directors’ Plan

An aggregate of 801,917 shares of common stock is presently reserved for issuance under the Directors’ Plan. If equity awards granted under the Directors’ Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Directors’ Plan. If we reacquire unvested equity awards issued under the Directors’ Plan, the reacquired equity award will again become available for re-issuance under the Directors’ Plan.

Eligibility

The Directors’ Plan provides that awards under such plan may only be granted to our non-employee directors. A “non-employee director” is defined in the Directors’ Plan as a director who is not an employee of the company.

Terms of Equity Awards under the Directors’ Plan

The following is a description of the terms of equity awards under the Directors’ Plan.

Automatic Grants.   If the proposed amendment to the Directors’ Plan is approved by our stockholders, without any further action of our board each non-employee director will automatically be granted the following equity awards: (i) on the day following each annual meeting, commencing with the 2007 annual meeting, each director (other than the Chairman of the Board) who is then a non-employee director, and has been a non-employee director for at least six months, automatically shall receive an annual grant with an aggregate value of $35,000, one-half of which will be comprised of stock options and one-half of which will be comprised of RSUs; and (ii) on the day following each annual meeting, commencing with the 2007 annual meeting, any non-employee director who is then serving as Chairman of the Board automatically shall be granted an annual grant with an aggregate value of $50,000, one-half of which will be comprised of stock options and one-half of which will be comprised of RSUs.

Exercise Price; Payment.   The exercise price of options granted under the Directors’ Plan shall be 100% of the closing price of our stock on the day immediately prior to the date of grant. The purchase price of stock acquired pursuant to an option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, or (ii) delivery of other common stock. The purchase price of common stock acquired pursuant to an option that is paid by delivery of other common stock acquired directly or indirectly from us shall be paid only by shares of our common stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). For so long as we are incorporated in Delaware, payment of the common stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

Option Exercise; Vesting.   The initial option grant to our non-employee directors will be fully exercisable on the date of grant and will vest in equal monthly increments over four years. The annual grants will be fully exercisable on the date of grant and will be fully vested 12 months after the date of grant. To the extent provided by the terms of an equity award, a non-employee director may satisfy any federal, state or local tax withholding obligation relating to the vesting or exercise of any award granted under the Directors’ Plan by a cash payment upon vesting or exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the non-employee director, by delivering already-owned shares of our common stock, or by a combination of these means.

Term.   The term of options under the Directors’ Plan is 10 years. Options under the Directors’ Plan terminate six months after termination of the director’s service as a non-employee director or consultant, unless (i) the termination is due to the director’s permanent and total disability, as defined in the Internal Revenue Code, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at the earlier of any time within 12 months of such termination or the expiration of the term of such option; or (ii) the director’s service terminates as a result of the director’s death or the director dies within a six-month period after the termination of the director’s service for a reason other than death, in which case the option may be exercised (to the extent the option was exercisable at the time of the director’s death) within the earlier of 18 months of the director’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution or the expiration of the term of such option. Any director may designate a beneficiary who may exercise the option following that director’s death.

The option term may be extended in the event that exercise of the option within these periods is prohibited. A director’s option agreement provides that if the exercise of the option following the termination of the director’s service would be prohibited because the issuance of stock would violate the registration requirements under the 1933 Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) six months after the termination of the director’s service during which the exercise of the option would not be in violation of such registration requirements.

Other Provisions.   The award agreement may contain such other terms, provisions and conditions not inconsistent with the Directors’ Plan, as determined by our board.

Restrictions on Transfer

Awards may only be transferred by will or the laws of descent and distribution, to certain trusts approved by the company and by gift to family members as defined under the Directors’ Plan.

Adjustment Provisions

Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the type(s), class(es) and number of shares of our common stock subject to the Directors’ Plan and outstanding equity awards. In that event, the Directors’ Plan shall be automatically adjusted as to the type(s), class(es) and the maximum number of shares of our common stock subject to the Directors’ Plan, and outstanding awards shall be automatically adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

Effect on Equity Awards of a Merger or Liquidation

If we dissolve or liquidate, then any outstanding awards under our Directors’ Plan will terminate immediately prior to the event. If we sell, lease or dispose of all or substantially all of our assets, or are acquired pursuant to a merger or consolidation, then the surviving entity may assume or replace all options outstanding under the Directors’ Plan. If the surviving entity does not assume or replace these options, the vesting of these options will be accelerated in full and the options will terminate if not exercised at or prior to the event. However, if an option award is assumed or replaced but the director is not elected to the board of the surviving entity at the first meeting of the board after the event, then the vesting of that option will be accelerated by 18 months. If the proposed amendment to the Directors’ Plan is approved, in the event of a Change in Control (as defined in the Directors’ Plan) any outstanding unvested RSUs would become immediately vested. If such Change in Control does not constitute a “Change in Control” under Section 409A of the Internal Revenue Code the issuance of shares of our common stock with respect to RSUs whose vesting has been accelerated on account of such Change in Control may cause such issuance to no longer comply with Section 409A, and therefore be subject to taxation under Section 409A. The acceleration of an equity award in the event of a merger or consolidation may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the company.

Duration, Amendment and Termination

Our board may suspend or terminate the Directors’ Plan without stockholder approval or ratification at any time. Unless sooner terminated, the Directors’ Plan will terminate on September 30, 2009. Our board may also amend the Directors’ Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders after its adoption by the board, to the extent stockholder approval is necessary to satisfy the requirements of any Nasdaq or securities exchange listing requirement. Our board may also submit any other amendment to the Directors’ Plan for stockholder approval.

Federal Income Tax Information

Nonstatutory stock options granted under the Directors’ Plan generally have the following federal income tax consequences, assuming that the option grants are exempt under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation:

There are no tax consequences to us or the option holder by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the option holder normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. If the option holder becomes an employee, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the option holder.

Upon disposition of the stock, the option holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to option holders who acquire stock subject to certain repurchase options.

If Proposal 3 is approved, RSUs granted under the Directors’ Plan will generally have the following federal income tax consequences, assuming that the RSUs comply with Section 409A of the Internal Revenue Code related to nonqualified deferred compensation:

There are no tax consequences to us or the holder by reason of the grant of an RSU. Upon vesting of an RSU, the holder normally will recognize taxable ordinary income equal to the the stock’s fair market value on the vesting date. If the director becomes and employee, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the holder.

Upon disposition of the stock, the holder will recognize a capital gain or loss equal to the difference between the selling price the amount recognized as ordinary income upon vesting of the RSU. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2007, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

		Beneficial Ownership(1)
Beneficial Owner	Shares Issuable Pursuant to Options and Warrants(2)	Number of Shares (Including Number Shown in First Column)	Percentage of Total
Directors And Executive Officers
E. Kevin Hrusovsky	749,655	931,668	1.94%
Thomas T. Higgins	71,101	91,572	*
David M. Manyak, Ph.D.	17,900	599,553	1.27%
Stephen E. Creager	164,852	177,559	*
Bruce J. Bal	184,311	227,377	*
Robert C. Bishop, Ph.D.	53,000	53,000	*
Van Billet(3)	39,000	39,000	*
David W. Carter	114,510	324,913	*
Allan L. Comstock	32,000	33,000	*
Michael Eisenson(4)	888,593	2,359,097	4.91%
Daniel L. Kisner, M.D.(5)	665,924	774,025	1.62%
David V. Milligan, Ph.D.(6)	61,210	117,832	*
Kathryn A. Tunstall	39,000	39,000	*
5% Stockholders
Royce & Associates, LLC (7)	—	4,800,600	10.18%
Platinum Asset Management Limited(8)	—	4,696,739	9.96%
The Berwind Company LLC(9)	—	3,150,000	6.68%
Millennium Management LLC(10)	—	2,946,614	6.25%
Abingworth Management Ltd.(11)	1,027,968	2,826,577	5.87%
Manning & Napier(12)	—	2,577,514	5.46%
Dimensional Fund Advisors Inc.(13)	—	2,526,113	5.36%
All directors and officers as a group (22 persons)	3,986,320	6,842,272	13.37%

                 * Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

       (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Caliper believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 47,194,272 shares outstanding on March 31, 2007, adjusted as required by the SEC.

       (2) Includes shares that the individual has the right to acquire as of May 30, 2007, 60 days after March 31, 2007, through the exercise of any stock option or other right.

       (3) Mr. Billet is Chief Financial Officer of The Berwind Company LLC. Mr. Billet disclaims any beneficial ownership of shares held by The Berwind Company LLC.

       (4) The warrants and shares reported are owned by Harvard Private Capital Holdings, Inc. (“Harvard”). The address for Harvard is c/o Charlesbank Capital Partners, LLC, 200 Clarendon Street, 54th Floor, Boston, MA 02116. Mr. Eisenson is a managing director of Charlesbank Capital Partners, LLC (“Charlesbank”), the discretionary investment advisor to Harvard. As a managing director, Mr. Eisenson shares voting and investment control over the warrants and shares owned by Harvard with the other managing directors of Charlesbank. Accordingly, he disclaims beneficial ownership of the securities held by Harvard except to the extent of his pecuniary interest therein. As a director of Caliper, Mr. Eisenson declined to receive equity compensation to which he is entitled under the 1999 Non-Employee Directors’ Equity Incentive Plan pursuant to the internal policies of Charlesbank.

       (5) Includes 82,461 shares held by The Kisner Revocable Trust u/a/d 9/23/99, of which Dr. Kisner is a trustee, 12,820 shares held by The Jordon Renee Kisner Exempt Irrevocable Trust u/a/d 9/23/99, of which Dr. Kisner is a trustee, and 12,820 shares held by The Griffin Daniel Kisner Exempt Irrevocable Trust u/a/d 9/23/99, of which Dr. Kisner is trustee.

       (6) Includes 56,622 shares held by The David V. Milligan Trust dated October 19, 1991, of which Dr. Milligan is a trustee.

       (7) Represents shares beneficially owned as of March 7, 2007 by Royce & Associates, LLC. Royce & Associates, LLC is located at 1414 Avenue of the Americas, New York, NY 10019.

       (8) Represents shares held as of February 2, 2007 by a number of funds managed by Platinum Asset Management Limited. Platinum Asset Management is located at Level 4, 55 Harrington Street, Sydney, Australia 2000.

       (9) The Berwind Company LLC is headquartered at 5 Hog Island Road, Philadelphia, PA 19153.

(10) Represents shares held by Millennium Management, LLC as of August 9, 2006. Millennium Management LLC is located at 666 Fifth Avenue, 8th Floor, New York, NY 10103.

(11) Represents shares beneficially owned as of August 9, 2006 by Abingworth Management Limited, Princess House, 38 Jermyn Street, London, England, SW1Y6DN.

(12) Represents shares held as of December 31, 2006 by Manning & Napier. Manning & Napier is located at 290 Woodcliff Drive, Fairport, NY 14450.

(13) Represents shares held as of December 31, 2006 by a number of funds for which Dimensional Fund Advisors Inc. acts as investment advisor. Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares. Dimensional Fund Advisors Inc. is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2006.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))* (c)
Equity compensation plans approved by security holders	6,329,710	6.27	2,829,181
Equity compensation plans not approved by security holders	950,484	6.42	214,516
Total	7,280,194		3,043,697

*                    On the day after each annual meeting until the year 2010, the aggregate number of shares of common stock available for issuance under the 1999 Employee Stock Purchase Plan automatically increases by that number of shares equal to the greater of (i) five-tenths of one percent of the diluted shares outstanding or (ii) the number of shares of common stock sold pursuant to rights during the prior 12-month period, provided that the board may provide for a lesser increase. On the day after each annual meeting until the year 2010, the aggregate number of shares of common stock available for issuance under the 1999 Equity Incentive Plan automatically increases by that number of shares equal to the greater of (i) five percent of the diluted shares outstanding or (ii) the number of shares of common stock subject to stock awards granted during the prior 12-month period, provided that the board may provide for a lesser increase.

The following non-shareholder-approved equity compensation plans were in effect as of December 31, 2006.

2001 Non-Statutory Stock Option Plan (the “2001 Plan”).   All of our employees and consultants, other than officers and directors, are eligible to receive stock awards under the 2001 Plan. Although we may not generally grant stock awards to officers and directors under the 2001 Plan, we may grant stock awards to persons not previously employed by us as an inducement essential to those persons entering into employment contracts with us, even if those persons become officers or directors in connection with such employment.

A total of 500,000 shares of common stock has been reserved for issuance under the 2001 Plan. As of December 31, 2006, options to purchase a total of 350,484 shares were outstanding, and 149,516 shares remained available for future grants under the 2001 Plan.

The board administers the 2001 Plan unless and until the board of directors delegates administration to a committee of the board. The board may suspend or terminate the 2001 Plan at any time. The board may also amend the 2001 Plan at any time. However, no such amendment will be effective unless approved by our stockholders, to the extent stockholder approval is necessary to satisfy the requirements of any Nasdaq or securities exchange listing requirements.

Under the 2001 Plan, the board may grant only non-statutory options with an exercise price as determined by the board. The maximum option term is 10 years. The board may provide for exercise periods of any length in individual option grants. However, an option generally terminates three months after the option holder’s service to us or our affiliates terminates.

If we are dissolved or liquidated, then any outstanding options under the 2001 Plan will terminate immediately prior to such event. If we sell, lease or dispose of all or substantially all of our assets, or are acquired pursuant to a merger or consolidation, then the surviving entity may assume or substitute all outstanding awards under the 2001 Plan. If the surviving entity does not assume or substitute these awards, then generally the vesting and exerciseability of the stock awards will accelerate.

Acquisition Equity Incentive Plan (the “Acquisition Plan”).   The Acquisition Plan was adopted by our board in 2003. All persons not previously employed by us are eligible to receive stock awards if such stock awards are an inducement to such persons to accept employment with us or accept or continue employment one of our affiliates.

A total of 900,000 shares of common stock have been reserved for issuance under the Acquisition Plan. As of December 31, 2006, an aggregate of 753,750 options and unvested stock awards were outstanding, and 65,000 shares remained available for future grants under the Acquisition Plan.

The board administers the Acquisition Plan unless and until the board delegates administration to a committee of the board. If required under applicable law or Nasdaq listing requirements, the Acquisition Plan shall be administered by a committee as provided in the Acquisition Plan. Our board may suspend or terminate the Acquisition Plan at any time. Our board may also amend the Acquisition Plan at any time. However, no such amendment will be effective unless approved by our stockholders, to the extent stockholder approval is necessary to satisfy the requirements of any Nasdaq or securities exchange listing requirements.

Under the Acquisition Plan, the board may grant non-statutory options and restricted stock, with an exercise price as determined by the board. The maximum option term is 10 years. The board may provide for exercise periods of any length in individual option grants. However, generally an option terminates three months after the option holder’s service to us and our affiliates terminates.

If we are dissolved or liquidated, then any outstanding options under the Acquisition Plan will terminate immediately prior to such event. If we sell, lease or dispose of all or substantially all of our assets, or are acquired pursuant to a merger or consolidation, then the surviving entity may assume or substitute all outstanding awards under the Acquisition Plan. If the surviving entity does not assume or substitute these awards, then generally the vesting and exerciseability of the stock awards will accelerate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except as follows: (a) following our acquisition of Xenogen Corporation in August 2006, the number of common shares and warrants of Caliper into which Mr. David W. Carter’s Xenogen stock holdings were to be exchanged was not immediately known, and as a result, Mr. Carter’s Form 3 reporting his initial Caliper stock holdings was not timely filed; and (b) on October 3, 2006, Dr. Manyak received shares held in escrow upon the expiration of the one-year indemnification period following our 2005 acquisition of NovaScreen Biosciences Corporation. Such shares had not been previously reported, and were reported on a Form 4 filed by Dr. Manyak on December 18, 2006.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The primary purpose of our executive compensation program is to support the company’s overall operating goals in order to create long-term stockholder value. Toward this goal, the Compensation Committee of our board has designed compensation practices to attract, motivate and retain superior executive talent, to reward our executives for performance, and to align our executives’ interests with those of our stockholders. A significant portion of the total compensation of our executives is linked to the achievement of corporate financial, operating and strategic objectives as well as individual performance. We continually review best practices for executive compensation, and strive to incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

The Compensation Committee regularly reviews the compensation practices of peer companies, along with several other factors, to ensure that our compensation programs continue to attract, retain and reward executive talent in a competitive job market. We do not believe it is appropriate to establish compensation levels solely or primarily based on benchmarking; however, we recognize that our compensation practices must be competitive in the marketplace. Therefore, the Compensation Committee, with assistance from our management and in consultation with Watson Wyatt, a global consulting firm focused on human capital, evaluates the competitiveness of our compensation practices using publicly available compensation data from relevant peer companies, as well as compensation survey data the company subscribes to from the Radford/Aon Biotechnology Survey (the “Industry Benchmarks”). Other than compensation consulting, Watson Wyatt performs no other services for the company. In order to benchmark executive compensation, we typically review the compensation data we have collected from these Industry Benchmarks and compare elements of compensation based on certain characteristics of the companies surveyed, such as stage of development of the business, product/customer base, number of employees, revenue, market capitalization, and number of shares of stock outstanding. To support our objective of attracting and retaining superior industry talent, the Compensation Committee has adopted a compensation philosophy which aligns total compensation (including base salary, performance-based bonuses and equity grants) of executives at or near the market median based on these Industry Benchmarks.

Initial Compensation Determinations

We determine each component of an executive’s initial compensation package based on numerous factors, including:

•       the individual’s background, including training, functional expertise, and prior work experience;

•       the compensation paid to employees in similar roles in other companies in our industry;

•       the demand for individuals with similar specific expertise and experience;

•       performance goals, responsibilities and other expectations for the position;

•       comparison to other executives within the company having similar levels of expertise and experience; and

•       uniqueness of industry skills.

Annual Performance Review Process

We conduct an annual performance review process, which provides the basis for determination of any adjustments to base salaries, annual performance bonuses, special recognition awards, stock option and restricted stock unit awards (RSUs), and promotions. During the first quarter of each year, each member of the company’s senior management completes a self-evaluation in which the executive assesses his or her performance in the past year, and establishes individual goals for the upcoming year to support the company’s goals. Our Chief Executive Officer reviews and evaluates each executive’s performance against the previously established goals, and reviews, revises as appropriate, and approves the goals for the following year. In addition to assessing and rating individual performance during the annual performance appraisal process, the Chief Executive Officer also:

•       determines if any executive should receive a merit salary increase based on individual performance;

•       determines if an executive should receive an incremental adjustment to salary if there are significant differences in the executive’s compensation as compared to industry benchmarks;

•       determines if an executive should receive an equity award, and if so, what the amount of such award should be;

•       determines if an executive should be recommended for promotion; and

•       proposes any additional adjustments or awards to be made.

Following his review of all executives, the Chief Executive Officer collaborates with our Vice President of Human Resources to prepare compensation (including equity awards) recommendations for the executive officers (other than the Chief Executive Officer), and then submits these recommendations to the Compensation Committee. The Compensation Committee reviews these recommendations in the context of individual executive performance and potential, tally sheets of historic total compensation, and relevant Industry Benchmarks of pay levels and program design. The Compensation Committee may accept or adjust the recommendations prior to its submission of the recommendations to the full board for final review and approval. After the board finalizes and approves the recommendations, the Chief Executive Officer meets with each executive to review his or her performance during the past year, to discuss goals for the upcoming year, and to communicate any compensation adjustment and equity awards. For all employees, including our executive officers, compensation adjustments are generally effective as of March 1 of each year.

The annual performance review of our Chief Executive Officer is conducted by the board. Factors considered in evaluating the Chief Executive Officer’s performance include both quantitative assessments of the performance of the company against corporate goals adopted for the year, and a qualitative assessment of the Chief Executive Officer’s leadership and management effectiveness, the appropriateness of strategic and operating plans, and his ability to retain and develop executives. The Compensation Committee reviews the Chief Executive Officer’s self-evaluation, coordinates an independent review of the Chief Executive Officer by each director, prepares a consolidated review of the Chief Executive Officer’s performance, reviews the competitiveness and retention value of the Chief Executive Officer’s current compensation package, and submits recommendations for compensation adjustments and equity and performance bonus awards to the board. The board may accept or adjust the recommendations prior to its final review and approval of the Chief Executive Officer’s compensation. After the board finalizes and approves the recommendations, the Chairman of the Board and Chair of the Compensation Committee meet with the Chief Executive Officer to review his performance during the past year and to discuss any compensation changes.

Compensation Components

We analyze and review executive compensation emphasizing a total compensation approach. The total compensation approach takes into consideration the aggregate compensation, rather than focusing on each compensation component independently. The components of our total compensation package are as follows:

Base Salary

In determining the appropriate base salary levels for the executive officers, the Compensation Committee considers, among other factors, the executive’s scope of responsibility, span of control and influence, prior experience, past performance, data from the Industry Benchmarks, and the overall market demand for such executives at the time of hire. As with total executive compensation, we believe that executive base salaries should generally target the market median for executives in similar positions and with similar responsibilities in companies of similar size and stage of development as us. An executive’s base salary is evaluated together with other components of the executive’s compensation package to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Base salaries of all employees, including executive officers, are reviewed annually as part of our performance review program and may be increased based on achievement of individual goals. The level of merit increase for executives, if any, is also reviewed against publicly available data from companies identified as our peer group. We also establish a budgeted average increase in salaries for the current year based on such market data. In 2006, our average salary increase was 3.5%. Each employee, including our executives, may have received more or less than the target average salary increase depending upon individual performance and the market median for his or her position.

Named Executive Officer	Percent Increase to Base Salary Effective March 1, 2006	Base Salary Effective March 1, 2006
E. Kevin Hrusovsky, President & CEO	4.0%	$416,000
Thomas Higgins, Executive Vice President & CFO	2.7%	$267,000
David M. Manyak, Ph.D., Executive Vice President, Drug Discovery Services	0.0%	$238,000
Stephen E. Creager, Senior Vice President, General Counsel and Secretary	5.0%	$232,000
Bruce J. Bal, Senior Vice President, Operations	11.0%	$200,000

Annual Performance Cash Bonus Program

We also maintain a performance cash bonus program under which executive officers, as well as most other employees, have the opportunity to earn an annual cash bonus up to a prescribed target percentage of their annual base salary earnings. The actual performance bonus paid to an executive is based upon (i) the executive’s target bonus percentage, (ii) the executive’s individual performance ranking resulting from the annual performance review process described above, and (iii) our actual performance against the corporate performance metrics for the year as established by our board, termed the “corporate performance factor.” Example: Base salary x Target bonus percentage = Bonus opportunity; Bonus opportunity x Individual rating x Corporate performance factor = Bonus earned.

The target percentages for annual cash performance bonuses are generally set forth in the executive’s offer letter, and are subject to adjustment, within the established parameters and with proper approval, based on recommendations of the Compensation Committee and approval of our board.

An executive’s individual performance ranking is established during the annual review process described above under “Annual Performance Review Process.” The corporate performance factor is generally established during the first quarter of each year when our board, based on recommendations from the Compensation Committee, compares the company’s performance for the previous year against the metrics for such year, which are generally established by the board during the first quarter of the previous year. Although the corporate performance metrics change from year to year, the performance goals for the company in recent years have typically been based on key financial objectives, such as total revenue, key margins, EBITDA, operating cash flow, year-end cash levels, as well as other strategic and qualitative measures and initiatives as determined by the board. We do not disclose specific corporate objectives for any particular time period because we consider them to be competitively sensitive in that they may reveal strategic and proprietary marketing, sales and operations initiatives and metrics.

For 2006, our board established a corporate performance factor of 0.75 for purposes of the performance cash bonus program. In evaluating the company’s performance for 2006, the board considered, among others, the following positive factors and events that occurred during 2006:

•       the completion and adoption of a long-term strategic plan, and the communication of this plan to stockholders and potential investors;

•       the completion of a significant strategic acquisition, Xenogen Corporation, at an attractive valuation;

•       the company exceeding the revenue goals for Xenogen for the period following the completion of this acquisition; and

•       the completion of the Xenogen integration in 4.5 months, in advance of the expected timeline, and achieving all of the desired cost synergies.

Below is a table showing our named executive officers’ actual bonus earned in 2006 and paid in 2007.

Named Executive Officer	Actual Bonus Earned in 2006
E. Kevin Hrusovsky, President & CEO	$312,000
Thomas Higgins, Executive Vice President & CFO	$85,233
David M. Manyak, Ph.D., Executive Vice President, Drug Discovery Services	$73,683
Stephen E. Creager, Senior Vice President, General Counsel and Secretary	$69,482
Bruce J. Bal, Senior Vice President, Operations	$51,625

Long-Term Incentives

We consider long-term equity incentives to be an important component of each executive’s total compensation package, and therefore we provide significant equity-based incentives to executives in order to align their interests with the interests of the stockholders with respect to our long-term performance, as well as to encourage retention of high-performing individuals. Executives who join us are typically awarded initial grants of stock options and restricted stock units (RSUs) with a total face value on the date of grant ranging from one to four times the executive’s base salary. In addition, we conduct an annual equity review for each executive as part of our annual performance review program. We have not adopted stock ownership guidelines.

Our 1999 Equity Incentive Plan allows the granting to employees, including executive officers, of stock options, RSUs and other equity-based awards. The Compensation Committee has recently implemented a more balanced practice of awarding both stock options and RSUs, although we generally grant fewer RSUs than the number of stock options we would grant for a similar purpose. We believe this approach to equity compensation will improve our recruiting competitiveness and enhance our ability to retain key employees, while minimizing stockholder dilution and stock option expense charges to us.

We anticipate that the annual value of executive equity incentive awards will be at or slightly above the market median for companies represented in the Industry Benchmarks. In determining the value of an equity award comprised of both options and RSUs, the Compensation Committee uses a formula, based on the Black-Scholes valuation method, to determine the value of the option portion of the total equity award. The value of long-term equity incentive awards granted to executives for 2006 ranged from 50% to 170% of base salary. In recent years, the Compensation Committee has been consistently decreasing the level of potential dilution resulting from long-term equity incentive awards. Recently, based on the recommendations of the Compensation Committee, on an annual basis we have granted equity awards to all employees, including executives, totaling between 3% and 4% of the of our total number of shares of common stock outstanding. Generally, 75% of the total value of long-term incentives granted in a given year is allocated to senior management, and the remaining 25% is allocated to a pool that is subsequently granted to non-executive employees.

In determining stock option and RSU awards to an executive, the Compensation Committee considers:

•       the competitiveness of the executive’s total compensation (base salary plus cash performance bonus potential plus equity incentives);

•       the executive’s individual performance and responsibilities;

•       his or her expected future contributions to the company’s success;

•       the total number of shares in the award pool and the expense associated with equity awards;

•       the potential dilution resulting from equity awards;

•       the executive’s current level of ownership of company stock and options, as measured by total current value (based on the then-current price of our stock) of vested and unvested equity awards relative to ownership by other executives in the company; and

•       an analysis of equity incentive awards granted to comparable executives by a peer group of biotechnology and life sciences companies.

We typically make new hire, performance-based and promotion-related stock option and/or RSU awards at the director level and above, as well as option and RSU grants to executives to reflect a significant change in job responsibilities. Performance-based equity awards are generally made in connection with the annual performance review process described above, which is typically completed in late March or early April of each year. Stock option and RSU awards are priced at 100% of the closing price of our stock on the day immediately prior to the date of grant. Option awards typically vest over four years, with 25% of the shares vesting on the first anniversary of the executive’s start date and the remaining shares vesting ratably each quarter thereafter. RSU awards typically vest 25% per year over a four-year period on the anniversary of the date of grant. Options have a term of 10 years, after which they expire.

Other Compensation

We provide additional benefits to our executives that are substantially the same as those offered to all other employees, such as health, dental and vision insurance, life and disability insurance, flexible spending accounts, a 401(k) plan and access to an employee stock purchase plan. In addition, we may provide cash signing bonuses as part of an offer to certain executives and other employees. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. In addition, we may assist with certain relocation expenses associated with hiring an executive who must relocate in order to join us. We believe that signing bonuses and relocation expense reimbursements create additional incentives for an executive to join our company in a position where there is high market demand. These forms of compensation are, however, recommended by our Chief Executive Officer and approved by the Compensation Committee in its discretion for executive officers. These forms of compensation are generally subject to repayment on a pro-rata basis if the executive terminates his or her employment within one year of their date of hire.

Severance and Change in Control Arrangements

In June 2003, we entered into an employment agreement with Mr. E. Kevin Hrusovsky which provides for severance payments other than in connection with a change in control of the company. In February, 2005, the board adopted the company’s Key Employee Change of Control and Severance Benefit Plan which provides for severance payments in connection with a change in control of the company. Because our executives are most at risk of having their employment involuntarily or constructively terminated following a change of control of the company, we believe that the employment agreement with Mr. Hrusovsky and the Key Employee Change of Control and Severance Benefit Plan provide important retention incentives for executives which will protect the value of the company in the event of a potential acquisition. See “Post-Termination Compensation and Benefits” on page 41 for a description of the terms of these agreements.

Conclusion

Our compensation policies and practices are designed and are continually reviewed to ensure their alignment with our primary objectives of recruiting, retaining and motivating our executives and to ultimately reward them for outstanding individual and corporate performance.

Summary of Compensation

The following table shows, for the fiscal year ended December 31, 2006, compensation awarded or paid to, or earned by, Caliper’s current Chief Executive Officer, Chief Financial Officer and its other three most highly compensated executive officers (the “named executive officers”):

Summary Compensation Table for Fiscal 2006

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non Qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
E. Kevin Hrusovsky,	2006	$413,333	$312,000	$309,978	$775,896	—	—	$1,325	$1,812,532
President and Chief Executive Officer
Thomas T. Higgins,	2006	$265,833	$85,233	$154,555	$159,639	—	—	—	$665,260
Executive Vice President and Chief Financial Officer
David M. Manyak, Ph.D.,	2006	$238,000	$73,683	$79,336	$41,361	—	—	—	$432,380
Executive Vice President, Drug Discovery Services
Stephen E. Creager,	2006	$230,167	$69,482	$86,456	$144,108	—	—	$617	$530,830
Senior Vice President, General Counsel and Secretary
Bruce J. Bal	2006	$196,667	$51,625	$102,836	$205,048	—	—	$327	$556,503
Senior Vice President, Operations

Notes:

(1)                The amounts in column (d) reflect bonuses paid to the named executive officers in 2007 for their performance in 2006.

(2)                The amounts in columns (e) and (f) reflect the stock-based compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), adjusted to disregard any estimate of forfeitures. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the SEC on March 14, 2007.

Grants of Plan-Based Awards

The following table shows, for the fiscal year ended December 31, 2006, certain information regarding grants of plan-based awards to the named executive officers.

Name	Grant Date	All Other Stock Awards; Number of Shares of Stock or Units (#)(1)	All Other Option Awards; Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)(5)
E. Kevin Hrusovsky	3/29/06	36,000	129,000	6.40	$582,937
Thomas T. Higgins	3/29/06	13,000	47,000	6.40	$211,644
David M. Manyak, Ph.D.	3/29/06	10,000	37,000	6.40	$165,115
Stephen E. Creager	3/29/06	13,000	47,000	6.40	$211,644
Bruce J. Bal	3/29/06	13,000	47,000	6.40	$211,644

Notes:

(1)          25% of the number of shares subject to the option or stock award vest on each anniversary of the date of grant, subject to accelerated vesting under specified circumstances as described in “Post-Termination Compensation Benefits” below.

(2)          25% of the number of shares subject to the option or stock award vest on the one-year anniversary date of the grant, and the remainder vest 1/16th per quarter thereafter, subject to accelerated vesting under specified circumstances as described in “Post-Termination Compensation Benefits” below.

(3)          The exercise price of the stock option awards is equal to the fair market value of stock on the date of grant, as determined by our board under our 1999 Equity Incentive Plan, which was the prior day’s closing price of our common stock as reported by the Nasdaq Global Market.

(4)          Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the SEC on March 14, 2007.

(5)          The grant date fair value of the restricted stock was calculated by multiplying the number of stock units by the market price of the stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table shows, for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(4)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
E. Kevin Hrusovsky	597,916	102,084	5.46	7/13/2013	(3)	18,750	(1)	$107,250
	45,000	35,000	5.85	7/29/2014	(1)	40,000	(2)	$228,800
	12,500	27,500	6.25	8/16/2015	(1)	30,000	(2)	$171,600
	—	129,000	6.40	3/28/2016	(1)	36,000	(2)	$205,920
Thomas T. Higgins	43,750	56,250	7.90	1/9/2015	(1)	28,125	(1)	$160,875
	4,218	9,282	6.25	8/16/2015	(1)	10,125	(2)	$57,915
	—	47,000	6.40	3/28/2016	(1)	13,000	(2)	$74,360

David M. Manyak, Ph.D.	5,000	15,000	6.86	11/15/2015	(1)	15,000	(2)	$85,800
	—	37,000	6.40	3/28/2016	(1)	10,000	(2)	$57,200
Stephen E. Creager	100,000	—	3.92	10/27/2012	(3)
	12,458	542	3.27	2/26/2013	(3)
	8,541	1,459	5.46	7/13/2013	(3)
	15,187	11,813	5.85	7/29/2014	(1)	13,500	(2)	$77,220
	4,218	9,282	6.25	8/16/2015	(1)	10,125	(2)	$57,915
	—	47,000	6.40	3/28/2016	(1)	13,000	(2)	$74,360
Bruce J. Bal	128,124	21,876	5.46	7/13/2013	(3)	15,000	(2)	$85,800
	15,187	11,813	5.85	7/29/2014	(1)	13,500	(2)	$77,220
	4,218	9,282	6.25	8/16/2015	(1)	10,125	(2)	$57,915
	—	47,000	6.40	3/28/2016	(1)	13,000	(2)	$74,360

Notes:

(1)          25% of the number of shares subject to the option or stock award vest on the one-year anniversary date of the grant, and the remainder vest 1/16th per quarter thereafter, subject to accelerated vesting under specified circumstances as described in “Post-Termination Compensation Benefits” below.

(2)          25% of the number of shares subject to the option or stock award vest on each anniversary of the date of grant, subject to accelerated vesting under specified circumstances as described in “Post-Termination Compensation Benefits” below.

(3)          25% of the number of shares subject to the option or stock award vest on the one-year anniversary date of the grant, and the remainder vest 1/48th per month thereafter, subject to accelerated vesting under specified circumstances as described in “Post-Termination Compensation Benefits” below.

(4)          The option expiration date for each option is 10 years after the date of grant of each option.

(5)          Market Value was calculated by multiplying the market value on December 31, 2006 by the number of unvested stock units.

Option Exercises and Restricted Stock Vested

The following table presents information regarding the vesting of restricted stock and option awards during the fiscal year ended December 31, 2006. None of the named executive officers exercised stock options during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
E. Kevin Hrusovsky	—	—	55,000	$280,687
Thomas T. Higgins	—	—	25,250	$138,500
David M. Manyak, Ph.D.	—	—	5,000	$28,000
Stephen E. Creager	—	—	10,125	$46,710
Bruce J. Bal	—	—	10,125	$46,710

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Post-Termination Compensation and Benefits

In June 2003, we entered into an employment agreement with Mr. E. Kevin Hrusovsky. The employment agreement is at-will, and provides that if Mr. Hrusovsky is terminated without cause (other than in connection with a change in control), he will be paid his base salary for 18 months in semi-monthly installments, he will be reimbursed for health insurance premiums at his then-current rate of coverage for 18 months, and he will receive accelerated vesting of 18 months for his outstanding options and restricted shares. If Mr. Hrusovsky is terminated without cause or constructively terminated from his employment within 13 months after a change of control, he will receive the severance benefits and accelerated vesting benefits set forth in our Key Employee Change of Control and Severance Benefit Plan, as described in the following paragraph.

In February 2005, the board adopted the Key Employee Change of Control and Severance Benefit Plan. This plan provides for the partial accelerated vesting of outstanding options and RSUs, and the payment of severance benefits, to certain executives, including all of the named executive officers, in the event that a covered officer is constructively or involuntarily terminated without cause within 13 months after a change in control, as defined in the plan. The benefits provided to covered officers under this plan include:

•       Salary Continuation.   Monthly payments equal to such executive’s base pay at the time of the covered termination for (i) in the case of each covered executive other than our Chief Executive Officer, 12 months and (ii) in the case of  the Chief Executive Officer, 24 months, or in each case until such covered executive is employed by another company, whichever occurs earlier;

•       Prorated Bonus Payment.   A payment equal to such executive’s target bonus or incentive payment for the year in which the covered termination occurs, prorated through the date of such termination;

•       Benefit Continuation.   Continued provision of the company’s standard medical and dental benefit insurance coverage for the period of salary continuation specified above; and

•       Partial Vesting Acceleration of Equity Awards.   On the date of termination, vesting acceleration of an additional 30 months for all outstanding stock options, RSUs and other equity awards issued by the company prior to the change of control.

Potential Payments Upon a Change of Control

If the total amount of payment under the plan would cause the covered officer to incur “golden parachute” excise tax liability in connection with the change in control, then the payments will be reduced to the extent necessary to leave him or her in a better after-tax position than if no such reduction had occurred. The plan may be amended by the board at any time prior to a change of control. The plan provides these benefits and protections to Mr. Hrusovsky, each of his direct subordinates including each of the named executive officers, and any other employee designated by the board.

The details of the potential payments payable to our named executive officers under severance and change in control arrangements upon termination of employment with or without a change of control are set out below.

The Key Employee Change of Control and Severance Benefit Plan covering each of the named executive officers was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2004.

Potential Payments upon Termination or Change in Control

The following tables show the potential payments to our named executive officers upon termination or a change of control of the company, assuming such events had occurred on December 31, 2006.

Potential Payments upon Termination without Cause or Resignation for Good Reason within 13 months of a Change in Control

Name	Salary Continuation + Prorated Bonus ($)(1)	Value of Benefits Continuation ($)(2)	Value of Accelerated Equity Awards ($)(3)	Total ($)
E. Kevin Hrusovsky	$1,248,000	$22,185	$991,532	$2,261,717
Thomas T. Higgins	$387,150	$11,093	$442,585	$840,828
David M. Manyak	$321,300	$14,334	$163,020	$498,654
Stephen E. Creager	$313,200	$14,334	$320,236	$647,770
Bruce J. Bal	$290,000	$14,334	$373,653	$677,987

(1)          These amounts assume that no alternative employment is obtained during the applicable severance benefit period. Under the terms of our Key Employee Change of Control and Severance Benefit Plan, severance payments to a terminated employee will cease when alternative employment is obtained.

(2)          Consists of health, dental, vision and life insurance coverage. The value is based upon the type of insurance coverage we carried for each named executive officer as of December 31, 2006, and is valued at the premiums in effect on December 31, 2006.

(3)          These amounts represent the intrinsic value (market value less exercise price) of each equity award at December 31, 2006, multiplied by the number of unvested shares subject to equity awards that would become vested. These amounts do not reflect any time value associated with any stock option awards.

Potential Payments upon Termination without Cause prior to or more than 13 months after a Change in Control

Name	Salary Continuation($)	Value of Benefits Continuation ($)(1)	Value of Accelerated Equity Awards ($)(2)	Total ($)
E. Kevin Hrusovsky	624,000	16,639	408,352	$1,048,991
Thomas T. Higgins	—	—	—	—
David M. Manyak	—	—	—	—
Stephen E. Creager	—	—	—	—
Bruce J. Bal	—	—	—	—

(1)          Consists of health, dental, vision and life insurance coverage. The value is based upon the type of insurance coverage we carried for each named executive officer as of December 31, 2006 and is valued at the premiums in effect on December 31, 2006.

(2)          These amounts represent the intrinsic value (market value less exercise price) of each equity award at December 31, 2006, multiplied by the number of unvested shares subject to equity awards that would become vested. These amounts do not reflect any time value associated with any stock option awards.

Director Compensation

The following table shows for the fiscal year ended December 31, 2006 the total compensation paid to our directors, other than Mr. Hrusovsky, who does not receive any additional compensation from the company for his service as a director:

	Fees Earned or Paid in	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation
Name	Cash ($)	($)	($)(1)(2)	($)	($)	Total ($)
Daniel L. Kisner, M.D.(5)	—	—	$87,699	—	$50,000	$137,699
David V. Milligan, Ph.D.(4)	$28,000	—	$23,943	—	$30,000	$81,943
Van Billet	$30,500	—	$42,807	—	—	$73,307
Robert C. Bishop, Ph.D.	$34,500	—	$63,174	—	—	$97,674
David W. Carter	$6,250	—	$3,842	—	—	$10,092
Allan L. Comstock	$33,000	—	$23,434	—	—	$56,434
Michael R. Eisenson(3)	$16,000	—	—	—	—	$16,000
Kathryn A. Tunstall	$30,500	—	$52,009	—	—	$82,509

(1)          These amounts reflect the stock-based compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of stock options granted in 2003 through 2006. Assumptions used in the calculation of these amounts are included in Note 13 to the company’s audited financial statements for the fiscal year ended December 31, 2006, included in the company’s annual report on Form 10-K filed with the SEC on March 14, 2007. The aggregate grant date fair value of the stock options awarded to each director for which expense was recorded by the company in 2006 was as follows:

Dr. Kisner—$215,046
Dr. Milligan—$34,417
Mr. Billet—$128,767
Dr. Bishop—$258,407
Mr. Carter—$6,104
Mr. Comstock—$104,684
Ms. Tunstall—$174,795

(2)          The following are the aggregate number of option awards outstanding as of December 31, 2006 that have been granted to each of our directors:

Dr. Kisner—665,924 (includes options received while Dr. Kisner served as Caliper’s President and Chief Executive Officer from 1999 to 2002)
Dr. Milligan—61,210
Mr. Billet—39,000
Dr. Bishop—53,000
Mr. Carter—25,000
Mr. Comstock—32,000
Ms. Tunstall—39,000

(3)          As a director of Caliper, Mr. Eisenson declined to receive equity compensation to which he is entitled under the 1999 Non-Employee Directors’ Equity Incentive Plan pursuant to the internal policies of Harvard Private Capital Holdings, Inc., and Charlesbank Capital Partners, LLC. Director fees otherwise payable to Mr. Eisenson by us are paid to Harvard Management Company at the request of Mr. Eisenson.

(4)          All Other Compensation includes consulting fees of $30,000 paid under a consulting agreement with Dr. Milligan.

(5)          Dr. Kisner is paid $50,000 on an annual basis to serve as Chairman of the Board under an at-will employment agreement as reflected under All Other Compensation in the table above. Dr. Kisner receives no additional cash compensation for serving on our board, but is entitled to receive an amount of stock-based compensation under his employment agreement which is equal to the amount of stock-based compensation that a non-employee Chairman of our Board would be entitled to receive under the 1999 Non-Employee Directors’ Equity Incentive Plan. The agreement, as amended in December 2003, provides that if Dr. Kisner is terminated without cause, or if he voluntarily terminates his employment within three months following a constructive termination, he will be reimbursed for health insurance premiums at his then-current rate of coverage for 12 months, and he will receive accelerated vesting of 12 months for all his outstanding options, provided any such severance benefits and health care reimbursement payments will cease once Dr. Kisner commences full-time employment with another business entity. If Dr. Kisner is terminated without cause, or if he voluntarily terminates his employment following a constructive termination within 13 months of a change in control, in addition to the benefits listed above, he will receive accelerated vesting of at least 24 months for all his outstanding options.

We generally review, under the direction of the Compensation Committee, the level of compensation for our directors on an annual basis, concurrent with the review of executive officer compensation. To assess the suitability and market competitiveness of our non-employee director compensation, as well as to remain informed regarding current trends and compensation practices for our non-employee directors, we have historically obtained data from a number of sources, including publicly available data in peer companies, the Radford/AON market survey, and directly from other companies.

Our current compensation program for our non-employee directors includes a combination of cash and equity-based compensation.

Under the current cash compensation guidelines, non-employee directors receive (1) a fee for attendance at each board meeting of $2,500 per meeting if attended in person, or $1,000 if attended by phone or videoconference, and (2) a fee for attendance on telephonic conference calls to discuss matters relating to the company at which all directors are requested to attend but that are not official meetings of the board, in the amount of $1,000 per conference call. Non-employee directors also receive d an annual retainer of $15,000 for their service on the board, payable quarterly in arrears. This annual retainer is in addition to the per meeting fees described above. The Chair of the Audit Committee receives an additional annual retainer of $5,000, and each other member of the Audit Committee receives an additional annual retainer of $3,000. The Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional annual retainer of $2,500, and each other member of these Committees receives an additional annual retainer of $1,000, in all cases payable quarterly in arrears. Non-employee directors receive no cash compensation for attendance at committee meetings. Employee directors (Mr. Hrusovsky and Dr. Kisner) receive no cash compensation for attendance at board or committee meetings. All directors are reimbursed for expenses in connection with attendance at board and committee meetings.

Each of our non-employee directors also receives stock option grants under the 1999 Non-Employee Directors’ Equity Incentive Plan (the “Directors’ Plan”). The Directors’ Plan is administered by our board. Options granted under the Directors’ Plan are not intended to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the Directors’ Plan are non-discretionary. Pursuant to the current terms of the Directors’ Plan, each person who is first elected as a non-employee director will automatically be granted an option to purchase 25,000 shares of common stock upon such election. The initial grant will be fully exercisable upon the date of grant and will ratably vest monthly over four years. Shares received upon exercise are restricted and may not be sold until vested. In addition, one day after each annual meeting of our stockholders, each non-employee director will automatically receive another option if the recipient has been a non-employee director for at least the prior six months. The annual grant will cover 14,000 shares for the Chairman of the Board and 7,000 shares for all other non-employee directors, will be fully exercisable upon the date of grant, and will vest 100% 12 months after the date of grant. The exercise price of options granted under the Directors’ Plan is equal to 100% of the closing price of our stock on the day immediately prior to the date of grant. The term of options granted under the Directors’ Plan is ten years.

On February 27, 2007, the full board approved the recommendations of the Compensation Committee to amend the cash and equity compensation paid to our non-employee directors, subject to obtaining stockholder approval of the proposed changes to the equity portion of such compensation at this year’s annual meeting.  These proposed changes are discussed under Proposal 3 on page 22 of this Proxy Statement. If approved by our stockholders at the annual meeting, these new compensation arrangements will become effective immediately after the annual meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2007 the board approved an amendment to the Charter of the Audit Committee of the board, which implemented new guidelines for review, approval and ratification of transactions with related persons that are reportable. For purposes of our policy, a related person transaction is any transaction (which shall not include payment of compensation for services rendered to the company as executive officers or as members of the board) in which the company is a participant and in which any of the following persons has or will have a direct or indirect material interest:

•       executive officers of the company;

•       members of the board;

•       beneficial holders of more than 5% of the company’s securities;

•       immediate family members(3) of any of the foregoing persons; and

•       any other persons whom the board determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Under the policy, when a transaction has been identified as a related person transaction, in reviewing and approving such transactions, the Audit Committee obtains, or directs management to obtain on its behalf, all information that the Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, the Audit Committee holds a discussion regarding the relevant factors, if deemed to be necessary, prior to approval. If the Committee deems that a discussion is not necessary, the Committee may give its approval by written consent. The Committee may delegate this approval authority to the Chairperson of the Committee in some circumstances. The company does not enter into any related person transaction prior to completion of the foregoing review and approval procedures.

The Audit Committee or its Chairperson, as the case may be, approves only those related person transactions that are determined to be in, or not inconsistent with, the best interests of the company and its stockholders, taking into account all available facts and circumstances as the Committee or the Chairperson determine in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to the company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

(3)          “Immediate family” member means any child, stepchild, parent stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or 5% beneficial owner.

Performance Measurement Comparison(4)

The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 2001 for (i) Caliper’s common stock, (ii) the Nasdaq Stock Market (U.S.) and (iii) the Nasdaq Pharmaceutical Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2006

(4)          This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Caliper under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Each stockholder in the household receives a separate proxy card. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Caliper’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker  that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Caliper Life Sciences, Inc., Coordinator, Corporate Communications, 69 Elm Street Hopkinton, MA 01748, or contact Cathy Portanova at 508-435-9500.

OTHER MATTERS

The board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Stephen E. Creager
General Counsel and Secretary

April 27, 2007

A copy of Caliper’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006 is available without charge upon written request to:   Corporate Communications, 69 Elm Street Hopkinton, MA 01748, or contact Cathy Portanova at 508-435-9500.

ATTACHMENT A

CALIPER LIFE SCIENCES, INC.

1999 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

(As amended and restated, including amendments subject to stockholder approval on June 5, 2007)
Initially Adopted October 1, 1999
Termination Date: September 30, 2009

1.                 PURPOSES.

(a)   Eligible Stock Award Recipients.   The persons eligible to receive Stock Awards are the Non-Employee Directors of the Company.

(b)   Available Stock Awards.   The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options and Restricted Stock Units.

(c)   General Purpose.   The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.                 DEFINITIONS.

(a)   “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)   “Annual Grant” means an Stock Award granted annually to all Non-Employee Directors who meet the specified criteria pursuant to subsection 6(b) of the Plan.

(c)   “Annual Meeting” means the annual meeting of the stockholders of the Company.

(d)   “Board” means the Board of Directors of the Company.

(e)   “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Common Stock” means the common stock of the Company.

(g)   “Company” means Caliper Life Sciences, Inc., a Delaware corporation.

(h)   “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(i)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(j)    “Director” means a member of the Board of Directors of the Company.

(k)   “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l)    “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)   “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o)   “Initial Grant” means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to subsection 6(a) of the Plan.

(p)   “Non-Employee Director” means a Director who is not an Employee.

(q)   “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)   “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(t)    “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(u)   “Plan” means this Caliper Life Sciences, Inc. 1999 Non-Employee Directors’ Equity Incentive Plan.

(v)   “Restricted Stock Unit” means an award pursuant the Plan under which the Participant receives the right to receive delivery of a share of Common Stock from the Company on the specified vesting date for such award, and which will be made by the Company as part of an Annual Grant to a Non-Employee Director pursuant to and in accordance with Section 6(b) below.

(w)   “Securities Act” means the Securities Act of 1933, as amended.

(x)   “Stock Award” means an award of an Option or a Restricted Stock Unit under the Plan.

(y)   “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.                 ADMINISTRATION.

(a)   Administration by Board.   The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

(b)   Powers of Board.   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine the provisions of each Stock Award to the extent not specified in the Plan.

(ii)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)  To amend the Plan or a Stock Award as provided in Section 12.

(iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c)   Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.                 SHARES SUBJECT TO THE PLAN.

(a)   Share Reserve.   Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to presently outstanding Stock Awards under the Plan or pursuant to new Stock Awards under the Plan shall not exceed in the aggregate Eight Hundred One Thousand Nine Hundred Seventeen (801,917) shares of Common Stock.

(b)   Reversion of Shares to the Share Reserve.   If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or any Restricted Stock Unit award is forfeited or cancelled, without resulting in all of the shares being issued thereunder, the shares of Common Stock not issued under such Stock Award shall revert to and again become available for issuance under the Plan.

(c)   Source of Shares.   The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.                 ELIGIBILITY.

The Stock Awards as set forth in section 6 automatically shall be granted under the Plan to all Non-Employee Directors.

6.                 NON-DISCRETIONARY GRANTS.

(a)   Initial Grants.   Without any further action of the Board, each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted an Initial Grant to purchase Twenty-Five Thousand (25,000) shares of Common Stock on the terms and conditions set forth herein.

(b)   Annual Grants.   Without any further action of the Board, each Non-Employee Director shall be granted the following Stock Awards:

(i)    on the day following each Annual Meeting, commencing with the Annual Meeting in 2007, each person (other than the Chairman of the Board) who is then a Non-Employee Director, and has been a Non-Employee Director for at least six (6) months, automatically shall be granted an Annual Grant with an aggregate total value of Thirty Five Thousand Dollars ($35,000), comprised of

(i) an award of Restricted Stock Units for such number of shares of Common Stock as is equal to Seventeen Thousand Five Hundred Dollars ($17,500) divided by the Fair Market Value of a share of Common Stock on the date of such grant and (ii) an Option to purchase the number of shares of Common Stock that will result in such Option have a fair value of Seventeen Thousand Five Hundred Dollars ($17,500) on the date of such grant, as measured by the option valuation model then used by the Company for its financial statement reporting purposes.

(ii)   on the day following each Annual Meeting, commencing with the Annual Meeting in 2002, the Non-Employee Director who is then serving as Chairman of the Board, automatically shall be granted an Annual Grant with an aggregate total value of Fifty Thousand Dollars ($50,000), comprised of (i) an award of Restricted Stock Units for such number of shares of Common Stock as is equal to Twenty Five Thousand Dollars ($25,000) divided by the Fair Market Value of a share of Common Stock on the date of such grant and (ii) an Option to purchase the number of shares of Common Stock that will result in such Option have a fair value of Twenty Five Thousand Dollars ($25,000) on the date of such grant, as measured by the option valuation model then used by the Company for its financial statement reporting purposes.

7.                 STOCK AWARD PROVISIONS.

Each Stock Award shall be in such form and shall contain such terms and conditions as required by the Plan. Each Stock Award shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Stock Award shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of each of the following provisions where applicable:

(a)   Term.   No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)   Exercise Price.   The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

(c)   Consideration.   Stock Awards under the Plan are awarded to Non-Employee Directors in consideration of their services rendered as Directors of the Company during the period of vesting for such Stock Awards. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, or (ii) delivery to the Company of other Common Stock. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(d)   Transferability.   A Stock Award is not transferable, except (i) by will or by the laws of descent and distribution, (ii) by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the Stock Award is to be passed to beneficiaries upon the death of the trustor (settlor) and (iii) by gift, in a form accepted by the Company, to a “family member” of the Participant as that term is defined in General Instruction A1(a)(5) to Form S-8. In addition, Participants may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise Options held by such Participant.

(e)   Vesting.   Stock Awards shall vest as follows:

(i)    Initial Grants shall provide for vesting of 1/48th of the shares subject to the Option each month for four (4) years after the date of the grant.

(ii)   Annual Grants shall provide for vesting of 100% of the shares subject to the Annual Grant Stock Award twelve (12) months after the date of the grant.

(f)    Exercise.   Options shall be exercisable in full immediately upon grant.

(g)   Termination of Continuous Service.   In the event a Participant’s Continuous Service terminates, (i) any unvested portion of an Option shall terminate to the extent it has not been exercised and the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Plan and (ii) any outstanding Restricted Stock Unit awards shall expire with no shares of Common Stock having been issued thereunder. Except as provided in Sections 7(h), (i) and (j) below, the vested portion of an Option that has not been exercised as of the date a Participant’s Continuous Service terminates shall remain exercisable, but only within such period of time ending on the earlier of (i) the date six (6) months following the termination of the Participant’s Continuous Service, or (ii) the expiration of the term of the Option specified in subsection 7(a)or the applicable Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option within the time specified in specified in subsection 7(a)or the applicable Stock Award Agreement, the Option shall terminate.

(h)   Extension of Termination Date.   If the exercise of the Option following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as specified in subsection 7(a) or the applicable Stock Award Agreement or (ii) the expiration of a period of six (6) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i)    Disability of Participant.   In the event an Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as specified in subsection 7(a) or the applicable Stock Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j)    Death of Participant.   In the event (i) a Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the six-month period after the termination of the Participant’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Participant was entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as specified in subsection 7(a) or the applicable Stock Award Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k)   Compliance with Section 409A of the Code.   The Company intends that the Restricted Stock Units granted hereunder meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code and the regulations and other guidance issued thereunder (“Section 409A”), to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Restricted Stock Unit award shall not be included in income under Section 409A. Any ambiguities in the Plan shall be construed to effect the intent as described in this subsection 7(k).

8.                 COVENANTS OF THE COMPANY.

(a)   Availability of Shares.   During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)   Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Options and the vesting of Restricted Stock Unit awards under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options or to issue stock upon the vesting of such Restricted Stock Units unless and until such authority is obtained.

9.                 USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10.          MISCELLANEOUS.

(a)   Stockholder Rights.   No holder of a Stock Award shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until (i) in the case of an Option, such holder has satisfied all requirements for exercise of the Option pursuant to its terms and (ii) in the case of Restricted Stock Units, shares have been issued pursuant to the Stock Award Agreement.

(b)   No Service Rights.   Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c)   Investment Assurances.   The Company may require a Participant, as a condition of the issuance of Restricted Stock Units or exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option and holding Restricted Stock Units; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of Restricted Stock Units or the shares upon the exercise or acquisition of stock under an Option or the vesting of Restricted Stock Units has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d)   Withholding Obligations.   The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option or the vesting of Restricted Stock Units by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Option or the vesting of Restricted Stock Units, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.          ADJUSTMENTS UPON CHANGES IN STOCK.

(a)   Capitalization Adjustments.   If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall automatically be adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Stock Awards specified in Section 6, and the outstanding Stock Awards shall automatically be adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)   Change in Control—Dissolution or Liquidation.   In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c)   Change in Control—Asset Sale, Merger, Consolidation or Reverse Merger.

(i)    In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (a “Change in Control”), then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c) for those outstanding under the Plan).

(ii)   In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then the vesting of such Options and the vesting of any shares of Common Stock acquired pursuant to such Options shall be accelerated in full, and the Options shall terminate if not exercised at or prior to such event.

(iii)  In the event any surviving corporation or acquiring corporation assumes such Options or substitutes similar Options for those outstanding under the Plan but the Participant is not elected or appointed to the board of directors of the surviving corporation or acquiring corporation at the first meeting of such board of directors after such Change in Control event, then the vesting of such Options and the vesting of any shares of Common Stock acquired pursuant to such Options shall be accelerated by eighteen (18) months on the day after the first meeting of the board of directors of the surviving corporation or acquiring corporation.

(iv)  In the event any surviving corporation or acquiring corporation assumes such Options or substitutes similar Options for those outstanding under the Plan and the Participant is elected or appointed to the board of directors of the surviving corporation or acquiring corporation at the first meeting of such board of directors after such Change in Control event, then the vesting of such Options and the vesting of any shares of Common Stock acquired pursuant to such Options shall not be accelerated.

(v)    In the event of a Change in Control, the Restricted Stock Units shall as of the date of such Change in Control become immediately vested. If such Change in Control does not constitute a Change in Control under Section 409A the issuance of shares of Common Stock with respect to Restricted Stock Units whose vesting has been accelerated on account of such Change in Control may cause such issuance to no longer comply with Section 409A.

12.          AMENDMENT OF THE PLAN AND OPTIONS.

(a)   Amendment of Plan.   The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of any Nasdaq or securities exchange listing requirements.

(b)   Stockholder Approval.   The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c)   No Impairment of Rights.   Rights under any Stock Award granted before amendment of the Plan shall not be impaired, including but not limited to pursuant to Section 409A, by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d)   Amendment of Stock Awards.   The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired, including but not limited to pursuant to Section 409A, by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)   Plan Term.   The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)   No Impairment of Rights.   Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.          CHOICE OF LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

CALIPER LIFE SCIENCES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 5, 2007

CALIPER LIFE SCIENCES, INC.

68 Elm Street
Hopkinton, MA 01748

Caliper Life Sciences, Inc. 68 Elm Street Hopkinton, MA 01748	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 5, 2007.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint E. Kevin Hrusovsky and Stephen E. Creager and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the annual meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 4, 2007.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/calp/ — QUICK *** EASY *** IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 4, 2007.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Caliper Life Sciences, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

☒          Please mark votes as in this example.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1,2 and 3.

1.	To elect three directors to	Nominees:	01	Van Billet	☐	Vote FOR	☐	Vote WITHHELD
	hold office until the 2010		02	Robert C. Bishop, Ph.D.		all nominees		from all nominees
	Annual Meeting of Stockholders.		03	David V. Milligan, Ph.D.		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Caliper for its fiscal year ending December 31, 2007.					☐ For ☐	Against	☐	Abstain
3.	To approve a proposed amendment to the 1999 Non-Employee Directors’ Equity Incentive Plan					☐ For ☐	Against	☐	Abstain

(i) to enable grants of stock awards in the form of restricted stock units (RSUs) to be made to non-employee directors under such Plan, and (ii) to change the annual non-discretionary awards made to non-employee directors under such Plan to a fixed dollar value, which will be split evenly on a dollar value basis between an award of stock options and an award of RSUs.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:					Dated

					Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.